Moody National REIT II, Inc. - 8-K

Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of November 16, 2016 (this “Agreement”), among Moody National REIT I, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”), Moody National Operating Partnership I, L.P., a Delaware limited partnership and the operating partnership of Company (“Company Operating Partnership”), solely in connection with Articles I, III and IV hereof, Moody National Advisor I, LLC, a Delaware limited liability company and the investment advisor to Company (“Advisor”), solely in connection with Articles I, II and IV hereof, Moody National Realty Company, L.P., a Texas limited partnership (“Moody National”), solely in connection with Articles III and IV hereof, Moody OP Holdings I, LLC, a Delaware limited liability company (“OP Holdings”), and Moody National REIT II, Inc., a Maryland corporation that intends to elect to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ending December 31, 2016 (“REIT II”). Each of Company, Company Operating Partnership, Advisor, Moody National, OP Holdings and REIT II is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Company, Company Operating Partnership, Merger Sub, REIT II and REIT II Operating Partnership have entered into that certain Agreement and Plan of Merger dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), which sets forth certain rights and obligations of the parties thereto;

WHEREAS, upon the consummation of the Mergers, the Parties (excluding OP Holdings) desire to terminate the Amended and Restated Investment Advisory Agreement, dated as of August 14, 2009, as amended, among Company, Company Operating Partnership, Advisor and Moody National (as amended, the “Company Advisory Agreement”), upon the terms and subject to the conditions set forth herein;

WHEREAS, as set forth in the REIT I Partnership Agreement, the Company is the general partner of, and OP Holdings is a limited partner of and holds 100 REIT I Special Partnership Units in the Company Operating Partnership;

WHEREAS, OP Holdings is entitled to certain distributions of Net Sales Proceeds (as such term is defined in the REIT I Partnership Agreement) with respect to its REIT I Special Partnership Units; and

WHEREAS, upon the consummation of the Partnership Merger (as defined in the Merger Agreement), the Parties desire that the REIT I Special Partnership Units be automatically cancelled and retired and cease to exist, upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I
TERMINATION OF COMPANY ADVISORY AGREEMENT

Section 1.1     Termination of Company Advisory Agreement.

(a)          Advisor, Company, Company Operating Partnership and Moody National hereby agree that the Company Advisory Agreement shall be terminated, without any further liability or obligation on the part of any party thereto, effective as of Merger Effective Time and upon receipt of the Advisor Termination Payment payable pursuant to Section 1.1(b); provided, that, Sections 20 through 31 of the Company Advisory Agreement shall survive termination.

(b)          The Advisor Termination Payment shall be paid by Company on the Closing Date to the account of Advisor as set forth in Schedule I, which Advisor Termination Payment shall supersede any and all obligations and payments of Company to Advisor pursuant to the Company Advisory Agreement or any other agreement to which Company and any Party are a party, except as contemplated by Section 1.2 hereof. For the avoidance of doubt, no Termination Fee (as defined in the Company Advisory Agreement) or other payment not contemplated by this Agreement (including, but not limited to, any Disposition Fees, as such term is defined in the Company Advisory Agreement) shall be payable in connection with the termination of the Company Advisory Agreement.

Section 1.2     Waiver of Notice; Calculation of Fees. Each Party waives any notice of termination requirement, whether set forth in the Company Advisory Agreement, any other contract between Company and Advisor or any of its Affiliates or otherwise. Notwithstanding anything herein or in the Company Advisory Agreement to the contrary, the Advisor shall also be entitled to all unpaid fees and unreimbursed expenses under the Company Advisory Agreement, incurred in the ordinary course of business for the period up to the Closing as calculated in accordance with the terms of the Company Advisory Agreement; provided, that Advisor shall have remitted invoices for all such fees and expenses prior to the Closing Date.

Article II
REPRESENTATIONS AND WARRANTIES OF ADVISOR

Advisor hereby represents and warrants to Company, Company Operating Partnership, Moody National and REIT II as follows:

Section 2.1     Organization. Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power required to carry on its business as now conducted.

Section 2.2     Authority. Advisor has full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Advisor and is legal, valid, binding and enforceable upon and against Advisor.

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Section 2.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by Advisor of this Agreement and the consummation by Advisor of the transactions contemplated hereby do not and will not (a) violate any provision of the organizational documents of Advisor; (b) violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”); or (c) require any consent or approval of any person, including any registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof.

Section 2.4     Claims by Advisor. Advisor has not made any claims against Company, Company Operating Partnership, Moody National or any subsidiaries of the foregoing (“Company Parties”) and, to Advisor’s knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by Advisor against any Company Party.

Section 2.5     Claims by Company Parties. None of the Company Parties has made any claims against Advisor and, to Advisor’s knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by any Company Party against Advisor.

Section 2.6     Brokers. Except as previously disclosed to REIT II pursuant to the REIT I Disclosure Letter or to REIT I pursuant to the REIT II Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Advisor or its Affiliates.

Article III
CANCELLATION OF, AND PAYMENT FOR, REIT I SPECIAL PARTNERSHIP UNITS

Section 3.1     Cancellation of REIT I Special Partnership Units; Payment Therefore. Company, Company Operating Partnership and OP Holdings hereby agree that, effective as of the Partnership Merger Effective Time, the REIT I Special Partnership Units shall be cancelled, without any further liability or obligation on the part of any party to the REIT I Partnership Agreement, including, but not limited to, distributions of Net Sales Proceeds, and upon receipt by OP Holdings of an amount computed in accordance with Section 5.2(b)(i) of the REIT I Partnership Agreement (such amount not to exceed $613,751) (the “Promote Payment”). The Promote Payment shall be paid on the Closing Date to the account of OP Holdings as set forth in Schedule II. For the avoidance of doubt, no other amounts shall be payable to OP Holdings with respect to its REIT I Special Partnership Units in connection with the cancellation thereof or the Merger.

Section 3.2     Representations and Warranties of OP Holdings . OP Holdings hereby represents and warrants to Company, Company Operating Partnership and REIT II as follows:

(a)          OP Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power required to carry on its business a now conducted.

(b)          OP Holdings has full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by OP Holdings and is legal, valid, binding and enforceable upon and against OP Holdings.

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(c)          The execution, delivery and performance by OP Holdings of this Agreement and the consummation by OP Holdings of the transactions contemplated hereby do not and will not violate any provision of the organizational documents of OP Holdings; (b) violate any Law; or (c) require any consent or approval of any person, including any registration or filing with, or notice to any federal, state or local governmental authority or agency or instrumentality thereof.

(d)          OP Holdings has not made any claims against Company or Company Operating Partnership and, to OP Holdings’ knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by OP Holdings against Company or Company Operating Partnership.

(e)          Neither Company nor Company Operating Partnership has made any claims against OP Holdings and, to OP Holdings’ knowledge, there are no pending or threatened claims or facts or circumstances which are reasonably likely to give rise to any claim by Company or Company Operating Partnership against OP Holdings.

Article IV
GENERAL PROVISIONS

Section 4.1     Fees and Expenses. Each Party shall bear the costs of its own legal, financial, strategic, accounting and tax advisors.

Section 4.2     Revocation. If the Merger Agreement is terminated, this Agreement shall automatically be deemed revoked and void ab initio.

Section 4.3     Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 4.4     Waiver. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a Party shall be valid only if set forth in writing by such Party.

Section 4.5     Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

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(a)           if to Advisor or, prior to Closing, a Company Party, to:

Moody National Advisor I, LLC
6363 Woodway, Suite 110
Houston, TX 77057
Attn: Brett C. Moody
Fax: (713) 977-7505

(b)           if to REIT II or, following Closing, a Company Party, to:

Moody National REIT II, Inc.
6363 Woodway, Suite 110
Houston, TX 77057
Attn: Brett C. Moody
Fax: (713) 977-7505

(c)           if to OP Holdings, to:

Moody National OP Holdings I, LLC
6363 Woodway, Suite 110
Houston, TX 77057
Attn: Brett C. Moody
Fax: (713) 977-7505

Section 4.6     Entire Agreement. This Agreement and any other agreement among the Parties entered into simultaneous to this Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any Person other than the Parties hereto any rights or remedies.

Section 4.7     Governing Law; Venue.

(a)          This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)          All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 4.5. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

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Section 4.8     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 4.9     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 4.10     Counterparts . This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 4.11     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.11.

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Section 4.12     Further Assurances. The Parties undertake generally to execute all such agreements, documents and other instruments and to do all such acts as are necessary to give full effect to, evidence and confirm the terms of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOODY NATIONAL REIT I, INC.

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer and President

MOODY NATIONAL OPERATING PARTNERSHIP I, L.P.

By:	MOODY NATIONAL REIT I, INC., its general partner

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President

MOODY NATIONAL ADVISOR I, INC. solely in connection with Articles I, II and IV hereof

By:	MOODY NATIONAL REIT SPONSOR, LLC

By:	MOODY NATIONAL REIT SPONSOR SM, LLC

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Member

[Signature Page to Termination Agreement]

MOODY NATIONAL REALTY COMPANY, L.P. solely in connection with Articles I, II and IV hereof

By:	MOODY REALTY CORP.

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	President

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer and President

MOODY NATIONAL OP HOLDINGS I, LLC solely in connection with Articles III and IV hereof

By:	Moody National REIT Sponsor, LLC
its Sole Member

By:	Moody National REIT Sponsor, SM, LLC

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Member

[Signature Page to Termination Agreement]

Schedule I

Advisor Wire Transfer Instructions

[to be delivered prior to Closing]

Schedule II

OP Holdings Wire Transfer Instructions

[to be delivered prior to Closing]